Exhibit 5.2

THOMAS A. ANSLEY
HAROLD I. APOLINSKY
JOHN BAGGETTE
KATHERINE N. BARR
S. TRAVIS BARTEE
ROBERT W. BASS, JR.
ROBERT R. BAUGH
ROBIN L. BEARDSLEY
CHRISTOPHER S. BERDY
JOSEPH S. BLUESTEIN
CHRISTOPHER A. BOTTCHER
STEVEN A. BRICKMAN
C. BRANDON BROWNING
JOHN P. BURBACH
DANIEL J. BURNICK
TIMOTHY A. BUSH
JULIAN D. BUTLER
W. TODD CARLISLE
JAMES B. CARLSON
JOHN GREGORY CARWIE
RALPH M. CLEMENTS, III
FRED L. COFFEY, JR.
CHARLES R. DRIGGARS
JAIME C. ERDBERG
KARL B. FRIEDMAN
EDWARD M. FRIEND, III
RUSSELL CARTER GACHE’
STEPHEN R. GEISLER
GAILE PUGH GRATTON
PETER J. HARDIN
JACK E. HELD
JERRY E. HELD
CRYSTAL H. HOLMES
KAYE K. HOUSER
JOHN M. HUNTER
ELIZABETH H. HUTCHINS
DONALD E. JOHNSON
SHIRLEY M. JUSTICE
RONALD A. LEVITT
MICHAEL B. MADDOX
JAY G. MAPLES
MELINDA M. MATHEWS
J. RUSHTON McCLEES
KERRY P. McINERNEY	2311 Highland Avenue South
Birmingham, Alabama 35205
Reply to:
Post Office Box 55727
Birmingham, Alabama 35255-5727
Telephone (205) 930-5100
Facsimile (205) 930-5101
Writer’s direct dial number:

Writer’s direct e-mail address:	STEPHEN B. PORTERFIELD
SHAUN K. RAMEY
CYNTHIA RANSBURG-BROWN
C. LEE REEVES
MATTHEW B. REEVES
J. JEFFERY RICH
JOE H. RITCH
JOSEPH T. RITCHEY
MAURICE L. SHEVIN
J. SCOTT SIMS
BRADLEY J. SKLAR
ANTHONY R. SMITH
KYLE T. SMITH
RODERIC G. STEAKLEY
CRAIG M. STEPHENS
KIMBERLY T. THOMASON
JUDITH F. TODD
THOMAS G. TUTTEN, JR.
GEORGE M. VAN TASSEL, JR.
JAMES E. VANN
J. KEVIN WEBB
J. LANCE WEBSTER	REGISTERED PATENT ATTORNEYS:
    C. BRANDON BROWNING
    RUSSELL CARTER GACHE’
   J. JEFFERY RICH
    THOMAS S. WOLFE

OF COUNSEL:
    JULIE W. JORDAN
    LEIGH A. KAYLOR
    STUART LEACH
    COLLEEN McCULLOUGH
    WANDA S. McNEIL
    JOEL A. MENDLER
    DIANE C. MURRAY
    MICHAEL R. PILLSBURY
   GINNY COCHRAN RUTLEDGE
    JAMES R. STURDIVANT
   JEFF G. UNDERWOOD
    SANDRA L. VINIK
   CAROLINE E. WALKER
   SUSANNAH R. WALKER
CYNTHIA W. WILLIAMS
RICHARD COHN	DAVID R. MELLON	JAMES S. WILLIAMS
STEPHEN G. COLLINS	JEFFREY G. MILLER	CATHERINE L. WILSON
JOHN H. COOPER	RICHARD L. MORRIS	THOMAS S. WOLFE	MORRIS K. SIROTE (1909-1994)
KRISTEN S. CROSS	T. JULIAN MOTES	DAVID M. WOOLDRIDGE	JAMES L. PERMUTT (1910-2005)
R. RYAN DAUGHERTY	J. SANFORD MULLINS, III	DONALD M. WRIGHT	E. M. FRIEND, JR. (1912-1995)
J. MASON DAVIS, JR.	GEORGE M. NEAL, JR.	PETER M. WRIGHT	WILLIAM G. WEST, JR. (1922-1975)
TIMOTHY D. DAVIS	RODNEY E. NOLEN		MAYER U. NEWFIELD (1905-2000)
GREGGORY M. DEITSCH	LENORA WALKER PATE
August 29, 2006
Board of Trustees
Colonial Properties Trust,
      as general partner of Colonial Realty
      Limited Partnership
2101 Sixth Avenue North
Suite 750
Birmingham, Alabama 35202
     RE: Colonial Realty Limited Partnership – 6.05% Senior Notes due 2016
Ladies and Gentlemen:
          We have acted as special Alabama counsel to Colonial Realty Limited Partnership, a Delaware limited partnership (the “Partnership”), of which Colonial Properties Trust, an Alabama real estate investment trust (“CPT”), is the sole general partner, in connection with the Partnership’s registration statement on Form S-3 (File No. 333-126086) (the “Registration Statement”) filed with the Securities and Exchange Commission and relating to the proposed public offering of the Partnership’s unsecured debt securities that may be offered and sold by the Partnership from time to time as set forth in a prospectus and one or more supplements thereto, all of which form a part of the Registration Statement. This opinion letter is rendered in connection with the proposed public offering of $275,000,000 aggregate principal amount of the Partnership’s 6.05% Senior Notes due 2016 (the “Notes”) as described in a Prospectus dated July 11, 2005 (the “Base Prospectus”), as supplemented by a Prospectus Supplement dated August 24, 2006 (the “Prospectus Supplement”). This opinion letter is furnished to you at your request to enable you to fulfill the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. § 229.601(b)(5), in connection with the Registration Statement.
          For purposes of this opinion letter, we have examined copies of the following documents (the “Documents”):
1.	An executed copy of the Registration Statement.

2.	The Base Prospectus and the Prospectus Supplement.
Law Offices and Mediation Centers

2311 Highland Avenue South	305 Church Street/Suite 800	One St. Louis Centre/Suite 1000
Birmingham, Alabama 35205	Huntsville, Alabama 35801	Mobile, Alabama 36602
Main: (205) 930-5100	Main: (256) 536-1711	Main: (251) 432-1671
http://www.sirote.com

Board of Trustees
August 29, 2006

3.	An executed copy of the Underwriting Agreement, dated August 24, 2006, by and among the Partnership and the underwriters named therein.

4.	An executed copy of the Indenture, dated as of July 22, 1996, as supplemented on December 31, 1998 (the “Indenture”), between the Partnership and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as trustee (the “Trustee”).

5.	The form of Officers’ Certificate setting forth the terms of the Notes.

6.	A specimen copy of the Note.

7.	Certificate of Limited Partnership of the Partnership, as certified by the Secretary of State of the State of Delaware on August 24, 2006, and as certified as of the date hereof by the Secretary of CPT, in its capacity as general partner of the Partnership, as being complete, accurate and in effect.

8.	Third Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of October 19, 1999, as amended, and as certified as of the date hereof by the Secretary of CPT, in its capacity as general partner of the Partnership, as being complete, accurate and in effect.

9.	Declaration of Trust of CPT, as amended, as certified by the Secretary of State of the State of Alabama on August 28, 2006, and as certified by the Secretary of CPT as of the date hereof as being complete, accurate and in effect.

10.	Bylaws of CPT, as certified by the Secretary of CPT as of the date hereof as being complete, accurate and in effect.

11.	Resolutions of the Executive Committee of the Board of Directors of Colonial Properties Holding Company, Inc., as predecessor entity to CPT, adopted at a meeting held on July 2, 1996, relating to the Indenture, resolutions adopted on June 23, 2005, by unanimous written consent of the Board of Trustees of CPT, relating to the filing by the Partnership of the Registration Statement and related matters, and resolutions adopted by written consent of the sole member of the Pricing Committee of the Board of Trustees of CPT on August 24, 2006, relating to the establishment of the terms of and the sale and authorization of the Notes by the Partnership and arrangements in connection therewith, each as certified by the Secretary of CPT on the date hereof as being complete, accurate and in effect (collectively, the “Resolutions”).

Board of Trustees
August 29, 2006

          12.  A certificate of certain officers of CPT and its corporate subsidiaries as to certain facts relating to CPT and its subsidiaries.
          We have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of CPT and the Partnership. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity, accuracy and completeness of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as certified, telecopied, photostatic, or reproduced copies, and the authenticity, accuracy and completeness of the originals of such latter documents. We have also assumed that (i) the Trustee has all requisite power and authority under all applicable laws, regulations and governing documents to execute, deliver and perform its obligations under the Indenture and has complied with all legal requirements pertaining to its status as such status relates to the Trustee’s right to enforce the Indenture against the Partnership, (ii) the Trustee has duly authorized, executed and delivered the Indenture, (iii) the Trustee is validly existing and in good standing in all necessary jurisdictions, (iv) the Indenture constitutes a valid and binding obligation, enforceable against the Trustee in accordance with its terms, (v) there has been no material mutual mistake of fact or misunderstanding or fraud, duress or undue influence in connection with the negotiation, execution and delivery of the Indenture, and the conduct of all parties to the Indenture has complied with any requirements of good faith, fair dealing and conscionability, and (vi) there are and have been no agreements or understandings among the parties, written or oral, and there is and has been no usage of trade or course of prior dealing among the parties that would, in either case, define, supplement or qualify the terms of the Indenture, and (vii) each relevant statute, rule, regulation and agency action covered by this opinion letter is valid and constitutional unless a reported decision of a federal court or a court in the applicable jurisdiction has established its unconstitutionality or invalidity. This opinion letter is given, and all statements herein are made, in the context of the foregoing.
          Based upon, subject to and limited by the foregoing, we are of the opinion that the Notes have been duly authorized on behalf of the Partnership and that, following (i) receipt by the Partnership of the consideration specified in the Resolutions, and (ii) the due execution, authentication, issuance and delivery of the Notes pursuant to the terms of the Indenture, the Notes will constitute valid and binding obligations of the Partnership.
          In addition to the qualifications, exceptions and limitations elsewhere set forth in this opinion letter, our opinions expressed above are also subject to the effect of: (1) bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights (including, without limitation, the effect of statutory and other law regarding fraudulent conveyances, fraudulent transfers and preferential transfers); and (2) the exercise of judicial discretion and the application of principles of equity and requirements of good faith, fair dealing, reasonableness, conscionability and materiality (regardless of whether the applicable agreements are considered in a proceeding in equity or at law).

Board of Trustees
August 29, 2006

          We are members of the Bar of the State of Alabama, and we do not express any opinion concerning any law other than the law of the State of Alabama. We assume no obligation to advise you of any changes in the foregoing subsequent to delivery of this opinion letter. This opinion letter has been prepared solely in connection with the filing by the Partnership of a Current Report on Form 8 K (the “Form 8-K”) on the date hereof, which Form 8-K will be incorporated by reference into the Registration Statement and speaks as of the date hereof. This opinion letter should not be quoted in whole or in part or otherwise be referred to, nor filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm. Hogan & Hartson, L.L.P., counsel to the Partnership and CPT, may rely on this opinion solely for the purpose of fulfilling the requirements of Item 601(b)(5) of Regulation S K, 17 C.F.R. (S) 229.601(b)(5), in connection with the Registration Statement.
          We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Form 8-K and to the reference to this firm under the caption “Legal Matters” in the Prospectus and Prospectus Supplement, each of which constitutes a part of the Registration Statement. In giving this consent, we do not thereby admit that we are an “expert” within the meaning of the Securities Act of 1933, as amended.
Very truly yours,
/s/ Sirote & Permutt, P.C.
SIROTE & PERMUTT, P.C.